UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 12, 2005

Date of Report (Date of earliest event reported)

Intrepid Holdings, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0465858 (I.R.S. Employer Identification No.)	160 Wimberley Ranch Dr, Wimberley, TX (Address of principal executive offices)
Issuer's telephone number: (281) 814-5242	78676 (Zip Code)
None (Former name of former address, if changed since last report)	001-16173 (Commission File Number)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On March 12, 2005, Registrant's certifying accountant, Clyde Bailey, PC, resigned due to health and other reasons. On March 14, 2005, Killman, Murrell &Company PC was appointed to serve as Registrant's certifying accountant.

Clyde Bailey's audit report on the financial statements for the year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles.

The decision to change auditors was approved by the Board of Directors and by majority vote of the stockholders based solely on the reason that Clyde Bailey, PC, resigned for health reasons. There have been no disagreements with Clyde Bailey PC, on any matter of accounting principles or practices, financial statement disclosure, or auditing scopes or procedures.

Registrant has engaged the services of Killman, Murrell & Company PC, as its principal accountant to audit and certify its financial statements for the year ended December 31, 2004. Such engagement was confirmed by majority vote of the Board of Directors special meetings held on March 11, 2005.

Registrant has provided Clyde Bailey, PC, a copy of the disclosures it is making in response to this item and requested he furnish a letter addressed to the Commission stating whether he agrees with its statements, which Mr. Bailey did. A copy of the letter is attached hereto and incorporated herein by this reference as Exhibit 99.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

c) Exhibits:

Exhibit No.    Description

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  99

       Letter of former accountants, Clyde Bailey, PC

 SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2005

By: /s/ Thomas John Cloud, Jr.

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Thomas John Cloud, Jr.

President/Director